UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JULY 6, 2015

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information set forth in this Item 2.02, including Exhibit 99.1 described below, shall be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

On July 7, 2015, Mattersight Corporation announced certain preliminary results of its operations for the second quarter of 2015 and raised its previously announced 2015 earnings guidance. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 7, 2015, Mattersight Corporation (the “Company”) announced that it hired Sheau-ming Ross as its Vice President and Chief Financial Officer, effective July 6, 2015 (See Item 5.02(c) below). In connection with Ms. Ross’ appointment, David Gustafson, the Company’s Executive Vice President of Products and Marketing, relinquished the role of interim Chief Financial Officer.

(c) On July 7, 2015, the Company announced that it hired Sheau-ming Ross as its Vice President and Chief Financial Officer, effective July 6, 2015. Prior to joining Mattersight, Ms. Ross was Chief Financial Officer of EPAY Systems, a high growth SaaS provider in the workforce management space. Prior to EPAY Systems, she served as Chief Financial Officer for Silver Chalice, a next-generation digital sports media company. Previously, Ms. Ross worked for 12 years in various financial leadership positions for the Tribune Company, including Chief Financial Officer for Chicago’s WGN-TV, CLTV, and WGN Radio as well as WGN America, a nationally distributed basic cable and satellite television channel. Ms. Ross also previously worked in the strategy, corporate development, and corporate venture capital groups at Tribune Company. Ms. Ross holds a Bachelor’s degree in Economics from the University of Chicago and an MBA from Northwestern University’s Kellogg School of Management.

A copy of the Company’s press release announcing Ms. Ross’ appointment is attached hereto as Exhibit 99.1.

(e) The Company entered into an Executive Employment Agreement with Ms. Ross, effective July 6, 2015 (the “Agreement”). The material components of Ms. Ross’ compensation package under the Agreement are as follows: (i) an annual base salary of $265,000, less standard payroll deductions and withholdings; (ii) a target annual bonus of $135,000, of which $100,000 is guaranteed; (iii) severance benefits payable on termination by the Company without cause and by Ms. Ross for good reason equal to six months’ salary, 50% of the average of her current year’s estimated bonus and prior year’s actual bonus, six months’ continuation of health benefits, and six months’ additional vesting of her stock awards; and (iv) severance benefits payable on death or disability equal to 12 months’ salary, 100% of the average of her current year’s estimated bonus and prior year’s actual bonus, 12 months’ continuation of health benefits, and 12 months’ additional vesting of her stock awards. In addition, subject to the approval of the compensation committee of the Company’s board of directors, Ms. Ross will receive an award of 80,000 shares of restricted stock of the Company, vesting over a four-year period, with 25% of the award vesting in August 2016 and the remainder vesting 6.25% each quarter until fully vested, provided she remains employed by the Company. Under the Agreement, Ms. Ross is also subject to certain non-competition and non-solicitation restrictions for one year following her termination of employment. The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01. Financial Statements and Exhibits.

(a), (b), and (c) not applicable.

(d) Exhibits:

10.1	Executive Employment Agreement between Mattersight Corporation and Sheau-ming Ross effective July 6, 2015.

99.1	Press Release, dated July 7, 2015, entitled “Mattersight Announces Strong Bookings, Increased Revenue Guidance, and Key Leadership Hires in Q2 Preview” (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: July 7, 2015	By:	/s/ SHEAU-MING ROSS
Sheau-ming Ross
Vice President and Chief Financial Officer